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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-85272, 33-94972, 333-87715, 333-39129, 333-41954, 333-54010, 333-59859, 333-63156, 333-100094, 333-119799 and 333-113683) and the Registration Statement on Form S-3 (Nos. 333-111527 and 333-86072) of Mattson Technology, Inc. of our report dated March 23, 2005, relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/  PRICEWATERHOUSECOOPERS LLP

San Jose, California
March 23, 2005

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  Exhibit 23.1